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                               LINDAL CEDAR HOMES
                             4300 South 104th Place
                           Seattle, Washington 98178
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
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     Notice is hereby given that the Annual Meeting of the Shareholders of
Lindal Cedar Homes, Inc. will be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington on May 30, 1996 at 3:00 p.m., pursuant to a resolution of the Board of Directors for the following purposes:

     1. To elect four members of the Board of Directors to hold office for two years, or until their successors are elected and qualified.

     2. To elect independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1996.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 23, 1996 will be entitled to vote. For the convenience of the shareholders who do not expect to attend the meeting in person and desire to have their stock voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Any shareholder who later finds that he can be present at the meeting, or for any reason desires to do so, may revoke this proxy at any time before it is voted.

     Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                                              By Order of the Board of Directors

                                              SIR WALTER LINDAL
                                              Chairman Emeritus and Secretary

Seattle, Washington
April 30, 1996

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                              ELECTION OF AUDITORS

     KPMG Peat Marwick LLP, certified public accountants, has been nominated by the Board of Directors for election as independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1996. KPMG Peat Marwick LLP has served as the independent auditor of the Company's United States operations since 1968 and of the Company's Canadian operations since 1970. A representative of KPMG Peat Marwick LLP will be present at the 1996 Annual Meeting to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF THE INDEPENDENT AUDITORS.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders intended to be presented at the 1997 Annual Meeting and to be included in the Company's Proxy or Information Statement, must be received by the Company at its principal executive offices no later than December 31, 1996, and must otherwise comply with the rules issued under the Securities Exchange Act of 1934.

                                              By Order of the Board of Directors

                                              SIR WALTER LINDAL
                                              Chairman Emeritus and Secretary

For a copy of the Annual Report on Form 10-K to the Securities and Exchange Commission, please write:

                                              Sir Walter Lindal, Secretary
                                              Lindal Cedar Homes, Inc.
                                              Post Office Box 24426
                                              Seattle, Washington 98124

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